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EXHIBIT 5.1 - OPINION RE LEGALITY

ARNOLD Y. STEINBERG, P.C. ATTORNEY AND
COUNSELOR AT LAW
1420 CENTER AVENUE SUITE
1711 PITTSBURGH, PA 15219
Telephone (412) 434-1190
Telecopier (412) 434-1195

October 17, 2001

Conectisys Corporation
Attn: Robert A. Spigno
24307 Magic Mountain Parkway,
Suite 41
Valencia, CA 91355

Dear Mr. Spigno;

The Company has retained me in connection with the preparation and filing of its Registration Statement on Form SB-2 with the Securities and Exchange Commission (the "Registration Statement"), with respect to 4,411,765 shares of the Company's no par value common stock (the "Common Stock").

You have requested an opinion as to whether the Common Stock to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of the Company, certificates of public officials and of officers of the Company, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (i) the genuineness of all signatures on all documents seen or reviewed by us, (ii) the authenticity of documents submitted to us as originals, and (iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. I have also examined such matters of law and such additional matters of fact, as I consider necessary or appropriate in connection with the opinions hereinafter expressed.

In addition, I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant. Any information or other factual matters I inquired about were provided by the Company.

Based upon the foregoing, I am of the opinion that the Common Stock to be issued pursuant to the Registration Statement is validly authorized and that, when issued in accordance with the terms set forth therein, the Common Stock will be validly issued, fully paid and non-assessable.

Further, I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



/s/ ARNOLD Y. STEINBERG, P.C.
Arnold Y. Steinberg